EXHIBIT 23


                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS



We have issued our report, dated February 3, 1999, accompanying the consolidated financial statements included or incorporated by reference in the Annual Report on Form 10-KSB of Electro-Sensors, Inc. for the year ended December 31, 1998. We hereby consent to the incorporation by reference of the above-mentioned report in the Prospectus constituting part of the registration statements on Forms S-8 of Electro-Sensors, Inc. (File No. 33-40037), (File No. 333-08603), and (File No. 333-48955).




/s/ Schweitzer Karon & Bremer, LLC
Certified Public Accountants
Minneapolis, Minnesota
March 24, 1999